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                                                                   EXHIBIT 10.21

                SEPARATION AGREEMENT AND MUTUAL GENERAL RELEASE
                -----------------------------------------------


     This Separation Agreement and General Release ("Agreement") is made and entered into by and between PETER L. MANNO ("Manno") and POWERWAVE TECHNOLOGIES, INC., a Delaware corporation (the "Company").

     WHEREAS, Manno has served as an Executive Vice President of the Company;
and

     WHEREAS, Manno and the Company have mutually agreed upon the terms and provisions for Manno's severance and separation from the Company.

     NOW THEREFORE, in consideration of the mutual agreements set forth herein and of good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties do hereby agree as follows:

     1. Manno understands and agrees that his employment with the Company will terminate effective May 2, 1997, and that he has already received in full any and all salary, wages, commissions, incentives, bonuses, accrued unused vacation, expense reimbursements (subject to paragraph 5), compensation, and other benefits to which he is entitled through the date of termination of his employment.

     2.  Manno further agrees as follows:

          (a) Manno agrees that for a period of one (1) year from May 2, 1997, the period during which the Company has agreed to make payments to Manno under Paragraph 5, Manno will not, without the prior written consent of the Company, enter into or engage in any business or perform any service, as an employee, agent, consultant, or otherwise, in any enterprise, which competes with the Company, including, without limitation, Spectrian Corporation, Micro Power Devices, Inc. M/A Com, Inc., Avantek (a division of Hewlett-Packard Company), Celeritek, JCA, Trontech, or AML Communications (a "Competitive Business"), in any geographic region in which the Company conducts or proposes to conduct its business, including without limitation, the United States, the Pacific Rim, Europe and other areas in the world which have or may have wireless communication.

          (b)  Manno recognizes that the provisions contained in Paragraph 2
(i) are reasonably necessary for the Company's protection and realization of the benefit to the Company of its bargains under this Agreement and that a violation of Paragraph 2 will cause damage which will be irreparable or impossible to ascertain, and, accordingly, that the Company shall be entitled to an injunction or other similar relief in equity from a court of competent jurisdiction to enforce these restrictions or restrain a violation of Paragraph 2. The right of the Company to such relief shall be in addition to any other rights it may have, whether at law or in equity, including the Company's rights under Paragraph 11.

          (c) If Manno violates the terms of this Paragraph 2 and the Company brings legal action for injunctive or other relief, the Company shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full term of the covenants provided herein. In the event a court of competent jurisdiction decides that an action of Manno is considered to be a violation of this

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Paragraph 2, the covenants shall be deemed to have a duration specified in this
Paragraph 2, to be increased with the time such violation lasted.

     3. Simultaneous with the execution of this Agreement, Manno will return to the Company any and all documents and materials which are the property of the Company, including but not limited to: (a) all documents relating to any of the Company's productivity, profitability, contracts, marketing plans, contact lists, and financial reports, and any and all other confidential and/or proprietary documents; and (b) all office equipment, computers, and printers. Manno represents that, other than in the ordinary course of performing his duties for the Company, he has not and will not deliver, reproduce, or in any way allow such materials or documents to be delivered or used by any third person without the specific written consent of the Company.

     4. Manno represents to the Company that he is signing this Agreement voluntarily and with a full understanding of and agreement with its terms for the purpose of receiving additional pay beyond that normally provided by the Company's policies and practices.

     5. In reliance on Manno's representations, agreements and releases in this Agreement, the Company agrees: (a) to continue to pay Manno an amount equal to his regular annual salary of $125,000 per year for a period of one year beginning May 2, 1997, such amount to paid in bi-weekly installments, less all applicable federal and state payroll deductions and withholdings; (b) to pay Manno an amount equal to his annualized commission amount of $75,000, such amount to be paid over a one year period beginning May 2, 1997 in bi-weekly installments, less all applicable federal and state payroll deductions and withholdings; (c) to pay Manno $37,063.00 on the date of this Agreement and an amount not less than $0 nor more than $ check #50056 (which amount may in fact be $0) to be determined by the parties within seven (7) days of the date of this Agreement as full and final settlement of any and all relocation expenses incurred by Manno in connection with his initial employment with the Company;
(d) that Manno's options to purchase Common Stock of the Company (the "Options") granted to Manno under either of the Company's 1995 Stock Option Plan or its 1996 Stock Incentive Plan (collectively, the "Plans") will vest through May 5, 1997, and that fifty percent (50%) of any unvested Options at May 5, 1997 will accelerate and become immediately exercisable for a period of ninety (90) days from May 2, 1997 and that after such ninety (90) day period, unless sooner exercised by Manno, such Options shall terminate in accordance with the Plans;
(e) other than as set forth in this Paragraph 5, no stock options held by Manno not vested as of May 5, 1997, shall vest and become exercisable as a result of this Agreement; (f) that as of May 2, 1997, Manno will no longer be eligible to participate in the Company's Future Income Program Plan and Trust (i.e., the 401(k) plan); (g) that all contributions Manno has deferred to the Company's Employee Stock Purchase Plan (the "ESPP") will be returned to him in accordance with the ESPP and that Manno shall have no right to purchase shares of Common Stock of the Company under the ESPP; and (h) that Manno's medical benefits will continue through May 30, 1997, at which time he may elect to continue such benefits under COBRA at his own expense.

     6. In consideration of the foregoing, Manno agrees to be generally available to the Chief Executive Officer of the Company until August 1, 1997 to consult with and provide assistance to the Chief Executive Officer in transitioning the duties and responsibilities of Manno, pursuing sales leads, and otherwise, as the Chief Executive Officer may reasonably request. The Company acknowledges that Manno may be absent from the Southern California area from time to time.

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     7.  In exchange for the additional pay and other consideration provided to
Manno in Paragraph 5 and Manno's agreements set forth in this Agreement, Manno and the Company agree to waive and release all claims, rights, benefits, obligations, and causes of action, known and unknown, which either party may have against the other party or their related entities, and, in the case of the Company, its officers, directors, shareholders, employees, agents, representatives, successors, and assigns, regarding any aspect of Manno's employment, compensation, or the cessation of Manno's employment, except for any such claims related to either party's rights or obligations under this Agreement.

     8. IT IS FURTHER UNDERSTOOD AND AGREED that as a condition of this Agreement, all rights under Section 1542 of the Civil Code of the State of California are expressly waived by Manno and the Company. Such Section reads as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Notwithstanding Section 1542, and for the purpose of implementing a full and complete release and discharge of Manno and the Company, Manno and the Company expressly acknowledge that this Agreement is intended to include and does include in its effect, without limitation, all claims which Manno or the Company does not know or suspect to exist in his or its favor against the other party at the time of execution hereof, and that this Agreement expressly contemplates the extinguishment of all such claims.

     9.  For purposes of the Older Workers Benefit Protection Act, 29 U.S.C.
section 626(F) and to assure that the Agreement bars any claims under the Federal Age Discrimination in Employment Act, Manno acknowledges: (a) that he has read this Agreement and understands that it bars all claims, including those for age discrimination; (b) that the release of claims relating to age discrimination does not apply to claims based on events that take place after this Agreement takes effect; (c) that he is receiving consideration that he is not otherwise entitled to from the Company; (d) that he has been advised in writing to consult an attorney before signing this Agreement and has done so;
(e) that he has been given at least twenty-one (21) days in which to decide whether to accept this Agreement insofar as it relates to Age discrimination; and (f) that the release insofar as it relates to claims of age discrimination does not take effect until seven days after he has signed it, during which time he may revoke his acceptance of the Agreement insofar as it relates to claims of age discrimination.

     10. Manno further agrees to keep each and every term of this Agreement completely confidential and that he will not hereafter disclose the substance or contents hereof to any person or persons, including but not limited to any past, present or prospective employees of the Company, but not including Manno's attorneys and other advisors or as required by law. Manno also understands and agrees that he remains bound by the terms of the confidentiality and non-disclosure agreement he previously signed in connection with his employment by the Company. The Company agrees to keep each and every term of this Agreement completely confidential and that it will not hereafter disclose the substance of contents hereof to any person or persons, except for the Company's attorneys and other advisors or as required by law.

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     11.  No provision of this Agreement shall be construed against any party or his/its counsel merely because that party or his/its counsel drafted the provision in question. This Agreement will be interpreted in accordance with the laws of the State of California. All actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the state and Federal courts located in the County of Orange, State of California.
In the event of any such action or proceeding, the prevailing party shall be entitle to receive from the other party reasonable attorneys' fees and costs; provided, however, a party shall only be deemed a "prevailing party" if it obtains an actual award of damages or injunctive relief and not as the result of any settlement of the matter.

     12. This Separation Agreement and General Release sets forth the entire agreement between the parties and supersedes any and all prior agreements, letters, memoranda or understandings, oral or written, in connection with the subject matter of this Agreement. Manno agrees that he is not entitled to receive, and will not claim, any right, benefit, or compensation other than what is expressly set forth above.

     13. This Separation Agreement and General Release may be modified only by written agreement signed by the party against whom any amendment is to be enforced and shall be binding upon and inure to the benefit of the parties hereto and their representatives, heirs, executors, assigns, and successors in interest.

     14. If any provision of this Separation Agreement and General Release is held by a court of competent jurisdiction to be invalid, void or unenforceable for any reason, the remaining provisions not so declared shall nevertheless continue in full force and effect, but shall be construed in a manner so as to effectuate the intent of this Separation Agreement and General Release as a whole, notwithstanding such stricken provision or provisions.

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the dates set forth opposite their signatures below.


                                   PETER MANNO



DATED:  May 2, 1997                /s/ PETER MANNO
                                   -----------------------------------


                                   POWERWAVE TECHNOLOGIES, INC.


DATED:  May 2, 1997                By: /s/ BRUCE EDWARDS
                                      -----------------------------------
                                           Bruce Edwards

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